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                                                                   Exhibit 99.1


On September 20, 2001, The Titan Corporation issued the following press release relating to its proposed acquisition of BTG, Inc.:

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                           Titan to Acquire BTG, Inc.

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SAN DIEGO, September 20, 2001 -- The Titan Corporation (NYSE: TTN) today announced that it has entered into a definitive agreement to acquire BTG, Inc. (Nasdaq: BTGI), a provider of information technology solutions and services primarily to the U.S. military and other government agencies for $13.35 per BTG share or approximately $114.9 million in Titan common stock and $27.0 million in cash. The purchase price, which includes the assumption of approximately $32 million in debt, represents approximately .68x BTG's calendar 2001 expected revenues of $255 million. The transaction is expected to close by the end of 2001 and will be accretive to Titan's earnings in 2002. Credit Suisse First Boston acted as a financial advisor to Titan on the transaction.

Founded in 1982, BTG has been providing systems and solutions development, analysis and consulting, integration and support services to U.S. defense and intelligence customers as well as to other government customers for almost twenty years. Areas of expertise include information collection and analysis, warfare modeling and simulation, software and systems integration, network design and architecture, and information and network security. Following the completion of the transaction, BTG's nearly 2000 employees will become part of Titan Systems, Titan's government information technology subsidiary.

"BTG's core competency in providing government information technology solutions and services is highly complementary to our existing operations at Titan Systems. While our capabilities are similar, there is little overlap in our customer base. As a result, this acquisition will further expand Titan Systems' reach into the U.S. military and intelligence operations market and provide us with new opportunities to aggressively pursue new business. In addition, the synergies achieved by combining BTG with Titan Systems should allow us to significantly improve BTG's operating margins, creating value for both Titan and BTG shareholders," said Eric M. DeMarco, Executive Vice President and Chief Operating Officer of Titan.

"With the acquisition of BTG, Titan Systems should approach nearly $1.3 billion in revenues next year, with approximately $1 billion of that revenue generated by contracts for government information technology services and the remainder comprised of government product sales and government funded research and development projects. As with each of our subsidiaries, our


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goal for Titan Systems has been to create a company well positioned in its key market for long-term growth and capable of becoming an independent stand alone company. With $1 billion in government information technology service revenue, we believe we have achieved the goal that we set out to accomplish only a few years ago," said Gene W. Ray, Chairman, President and CEO of Titan.

Under the terms of the definitive agreement, a newly formed subsidiary of Titan will be merged with and into BTG, with BTG surviving the merger as a wholly owned subsidiary of Titan. All of the outstanding shares of BTG stock will be exchanged for Titan stock and cash pursuant to the terms of the definitive agreement, as set forth below. The merger is subject to the satisfaction of customary closing conditions, the approval of BTG's shareholders and the approval of Titan's lenders. The parties intend that the merger will be treated as a purchase for accounting purposes and, with respect to the Titan stock issued to BTG's shareholders, as a tax-free reorganization for tax purposes.

The total consideration, which is to paid in approximately 81% Titan stock and 19% cash, may change if Titan's stock falls below $17.75. If the 15 day average closing sales price for Titan's common stock (ending 5 trading days prior to the date of BTG's shareholders' meeting) is between $16.15 and $17.74, then Titan will issue approximately 6.5 million shares of Titan common stock to the BTG securityholders and cash in an amount equal to approximately 19% of the total consideration. If the average Titan closing price is less than $16.15, then Titan will issue shares of Titan common stock having an aggregate value of approximately $104.6 million to the BTG securityholders and cash in an amount equal to approximately 19% of the total consideration.

The foregoing summary is a general description of certain pricing and related terms contained in the definitive agreement for the transaction, and is qualified in its entirety by reference to the definitive agreement, a copy of which will be filed by Titan with the Securities and Exchange Commission.

Titan intends to file a Registration Statement on Form S-4 and BTG plans to file a Proxy Statement, with the Securities and Exchange Commission in connection with the transaction. Titan and BTG expect to mail a Proxy Statement/Prospectus to stockholders of BTG. These documents contain important information about the transaction. Investors and security holders are urged to read these documents carefully when they are available. Investors and security holders will be able to obtain free copies of these documents through the website maintained by the U.S. Securities and Exchange Commission at www.sec.gov.

Headquartered in San Diego, The Titan Corporation creates, builds and launches technology-based businesses, offering innovative technical solutions. Three of Titan's four core businesses develop and deploy communications and information technology solutions and services. In addition, Titan's SureBeam (Nasdaq: SURE) subsidiary markets the leading technology for the electronic pasteurization of food products and Titan is continually identifying promising technologies suitable for commercialization. The company has 7,800 employees and annualized sales of approximately $1.1 billion.


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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of
1995: The statements contained in this release, which are not historical facts, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Examples of such forward looking statements include the Company's belief that the acquisition of BTG will allow Titan to expand its presence with government customers and that BTG has expertise in areas that are highly complementary to Titan's internal capabilities and that their operations can be easily integrated into Titan. These statements are subject to uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include contract termination risks, risks associated with acquiring other companies, including integration risks, the risks of doing business in developing countries and international markets including foreign currency risks, and other risks described in the Company's Securities and Exchange Commission filings.

Titan and BTG will file with the Securities and Exchange Commission a proxy statement/prospectus and other documents regarding the proposed business combination transaction referred to in the foregoing information. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A definitive proxy statement/prospectus will be sent to security holders of BTG seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus (when they are available) and other documents filed by Titan and BTG with the Commission at the Commission's web site at www.sec.gov. The definitive proxy statement/prospectus and other documents also may be obtained for free by directing a request to: BTG, Inc. 3877 Fairfax Ridge Road, Fairfax, VA 22030, Attn: Investor Relations (703) 383-8140 or The Titan Corporation, 3033 Science Park Road, San Diego, CA 92121,
Attn: Investor Relations (858) 552-9400. INVESTORS SHOULD READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION.

BTG and its directors and executive officers may be deemed to be participants in the solicitation of proxies from BTG securityholders. The directors and executive officers of BTG include: Dr. Edward H. Bersoff, Marilynn D. Bersoff, Donald M. Wallach, John Littley, III, and Linda E. Hill. Collectively, as of September 18, 2001, the beneficial ownership of the directors and executive officers of BTG was approximately 25.6%. Stockholders may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus when it becomes available.

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      Media Contact: Wil Williams, Vice President Corporate Communications
                      (858) 552-9724 or wwilliams@titan.com

      Investor Relations: Rochelle Bold, Vice President Investor Relations
                       (858) 552-9400 or invest@titan.com

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         Press Releases and other Titan information are available on the
                       Titan website: http://www.titan.com
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